                                                                   -------------
                                                                   Page 10 of 12
                                                                   -------------




                                                                       Exhibit 1

                             Joint Filing Agreement
                             ----------------------

                  We, the signatories of the statement on Schedule 13D to which this Agreement is attached, hereby agree that such statement is, and any amendments thereto filed by any of us will be, filed on behalf of each of us.

                  GENESEE & WYOMING INC.

                  By: /s/ Thomas P. Loftus
                      ____________________________________
                  Name:  Thomas P. Loftus.
                  Title: Senior Vice President Finance

                  By: /s/ Mortimer B. Fuller, III
                      _____________________________________
                         Mortimer B. Fuller, III




                  Dated:    December 13, 2001

                                                             -------------------
                                                             Page 11 of 12 pages
                                                             -------------------

Schedule A    Identity and Background of Directors and Executive Officers of GWI




                                    Directors

----------------------------------------------------------------------------------------------------------------------
Name and Business Address *              Principal Business or Occupation       Citizenship
----------------------------------------------------------------------------------------------------------------------
Mortimer B. Fuller, III                  Chairman of the Board of Directors     United States
                                         and Chief Executive Officer
----------------------------------------------------------------------------------------------------------------------
C. Sean Day                              Chairman, Teekay Shipping Corporation  United States
TK House
Bayside Executive Park,
West Bay Street and Blake
Road, P.O. box AP-59213
Nassau, Commonwealth of the Bahamas

----------------------------------------------------------------------------------------------------------------------
James M. Fuller                          Retired, Harvey Salt Company           United States

----------------------------------------------------------------------------------------------------------------------
Louis S. Fuller                          Retired, Courtright and Associates     United States

----------------------------------------------------------------------------------------------------------------------
T. Michael Long                          Partner, Brown Brothers Harriman & Co  United States
59 Wall Street
New York, New York 10005
----------------------------------------------------------------------------------------------------------------------
Robert M. Meizer                         Retired, Chief Executive Officer of    United States
                                         Property Capital Trust
----------------------------------------------------------------------------------------------------------------------
John M. Randolph                         Financial Consultant and Private       United States
                                         Investor

----------------------------------------------------------------------------------------------------------------------
Philip J. Ringo                           Chief Executive Officer,              United States
                                         RubberNetwork.com LLC
----------------------------------------------------------------------------------------------------------------------
Hon. Douglas M. Young, P.C.              Chairman, SUMMA Strategies Canada,     Canada
Suite 1000, 100 Sparks Street, Ottawa,   Inc.
Ontario, Canada K1P5B7
----------------------------------------------------------------------------------------------------------------------

                                                             -------------------
                                                             Page 12 of 12 pages
                                                             -------------------


                               Executive Officers

----------------------------------------------------------------------------------------------------------------------
Mortimer B. Fuller, III                  Chairman of the Board of Directors     United States
                                         and Chief Executive Officer
----------------------------------------------------------------------------------------------------------------------
Charles N. Marshall                      President and Chief Operating Officer  United States

----------------------------------------------------------------------------------------------------------------------
Mark W. Hastings                         Executive Vice President Corporate     United States
                                         Development

----------------------------------------------------------------------------------------------------------------------
John C. Hellmann                         Chief Financial Officer                United States

----------------------------------------------------------------------------------------------------------------------
James W. Benz                            Senior Vice President GWI Rail         United States
                                         Switching Services
----------------------------------------------------------------------------------------------------------------------
Charles W. Chabot                        Senior Vice President Australia        United States

----------------------------------------------------------------------------------------------------------------------
David J. Collins                         Senior Vice President New              United States
                                         York/Pennsylvania
----------------------------------------------------------------------------------------------------------------------
Alan R. Harris                           Senior Vice President and Chief        United States
                                         Accounting Officer
----------------------------------------------------------------------------------------------------------------------
Martin D. Lacombe                        Senior Vice President Australia        Canada

----------------------------------------------------------------------------------------------------------------------
Thomas P. Loftus                         Senior Vice President Finance and      United States
                                         Treasurer

----------------------------------------------------------------------------------------------------------------------
Paul M. Victor                           Senior Vice President Mexico           United States

----------------------------------------------------------------------------------------------------------------------
Spencer D. White                         Senior Vice President Illinois         United States

----------------------------------------------------------------------------------------------------------------------



* Unless otherwise indicated, the business address of each person listed is:
66 Field Point Road, Greenwich, Connecticut 06830